2111 East Highland Avenue, Suite 200

Phoenix, Arizona 85016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 21, 2006

To the Shareholders of ILX Resorts Incorporated:

Notice is hereby given that the 2006 Annual Meeting of Shareholders of ILX Resorts Incorporated, an Arizona corporation (the “Company”), will be held at the Los Abrigados Resort & Spa, 160 Portal Lane, Sedona, Arizona, 86336, on the 21st day of June, 2006 at 11:00 a.m., local time, to consider and act upon the following proposals:

a)

To elect nine (9) directors to serve until the next annual meeting of shareholders of the Company, or until their successors are duly elected and qualified; and

b)

To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing matters are more fully explained in the accompanying Proxy Statement, which is hereby made a part of this notice.  All holders of record of Common Stock at the close of business on April 19, 2006 will be entitled to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person.  You are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed envelope whether or not you plan to attend the meeting.  If you attend the meeting, you may vote your shares in person even if you have signed and returned your proxy card.

By order of the Board of Directors,

Margaret M. Eardley

Secretary

Phoenix, Arizona

April 17, 2005

ILX RESORTS INCORPORATED

2111 East Highland Avenue, Suite 200

Phoenix, Arizona 85016

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 21, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ILX Resorts Incorporated, an Arizona corporation (the “Company”), for use at the Company’s 2006 Annual Meeting of Shareholders (the “Meeting”), to be held on June 21, 2006, at 11:00 a.m., local time, and at any and all adjournments and postponements of the Meeting.  The Meeting will be held at Los Abrigados Resort & Spa, 160 Portal Lane, Sedona, Arizona 86336.  This Proxy Statement and the accompanying form of proxy (the “Proxy”) will be first mailed to shareholders on or about May 5, 2006.

Only holders of record of the Company’s no par value common stock (the “Common Stock”) at the close of business on April 19, 2006 (the “Record Date”) are entitled to vote at the Meeting.  The Proxy is enclosed for use at the Meeting if you are unable to attend in person.  The persons named therein as proxies were selected by the Board of Directors of the Company.  The Proxy is solicited by the Board of Directors of the Company.  If a Proxy in the accompanying form is duly executed and returned, it will be voted as specified therein.  If no specification is made, it will be voted in accordance with recommendations made by the Board of Directors.  The Proxy may, nevertheless, be revoked at any time prior to exercise by delivering written notice of revocation to the Secretary of the Company or by attending the meeting and voting in person.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and the Proxy and the cost of further solicitation hereinafter referred to is to be borne by the Company and is estimated to be nominal.  In addition to the use of the mails, it may be necessary to conduct some solicitation by telephone, telegraph or personal interview.  Any such solicitation will be done by the directors, officers and regular employees of the Company; and, in addition, banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy soliciting materials to their principals to obtain authorization for the execution of proxies on their behalf.  The Company will not pay such persons any compensation for soliciting proxies, but such persons will be reimbursed by the Company for their out-of-pocket expenses incurred in connection therewith.

VOTING

At the close of business on February 28, 2006, the Company had issued and outstanding 3,497,132 shares of Common Stock, each share being entitled to one vote.  No other voting class of stock was then or is now outstanding.

The holders of the majority of the shares of the Company’s Common Stock outstanding on the Record Date and entitled to be voted at the Meeting, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof.

Shareholders have cumulative voting rights with respect to the election of directors.  Cumulative voting entitles each shareholder to cast a number of votes equal to the number of shares of Common Stock held multiplied by the number of directorships to be filled.  A shareholder may cast all of its votes for one candidate or distribute the votes among two or more candidates.  Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted in the tabulation of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.  The nine nominees receiving the most votes shall be deemed elected to the Company’s Board of Directors.  As required by law, in order to exercise cumulative voting rights, the shareholder must notify the Company of that intention at least 60 days prior to the Annual Meeting date and must vote in person at the Meeting.

Any shareholder wishing to do so may appoint Joseph P. Martori and Nancy J. Stone as proxies to vote such shareholder’s stock by so indicating his preference on his Proxy Form.  By making such an election, the shareholder appoints Joseph P. Martori and Nancy J. Stone, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the Proxy Form, all the shares of Common Stock of ILX Resorts Incorporated held of record by the shareholder on April 19, 2006, at the Annual Meeting of Shareholders to be held June 21, 2006, or any adjournment thereof.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

AND MANAGEMENT

The following table sets forth, as of February 28, 2006, certain information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to have beneficial ownership of 5% or more of the outstanding Common Stock, (ii) each director, (iii) each Named Executive Officer (hereinafter defined) and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner (+)	Number of Shares (l)	Percentage of Class
Joseph P. Martori	1,017,959 (2)	29.1%
Nancy J. Stone	172,555 (3)	4.9%
Edward S. Zielinski	71,352 (4)	2.0%
Patrick J. McGroder III	47,511 (5)	1.4%
Joseph P. Martori, II	69,535 (6)	2.0%
Wayne M. Greenholtz	12,000 (7)	*
Steven R. Chanen	10,000 (8)	*
Steven A. White	16,125 (9)	*
James W. Myers	15,423 (10)	*
Donald D. Denton, Jr.	46,793 (11)	1.3%
Margaret M. Eardley	15,908 (12)	*
Thomas F. Dunlap	4,486 (13)	*
Martori Enterprises Incorporated (“MEI”)	711,981	20.4%
Dimensional Fund Advisors Inc.	233,500 (14)	6.7%
1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401
ILX Resorts Incorporated Employee Stock Ownership Plan & Trust	641,243 (15)	18.3%
All Directors and Officers as a Group (13 persons)	1,499,647 (16)	42.4%

* Less than 1%.

(+)

Unless otherwise indicated, each holder has the address: c/o ILX Resorts Incorporated, 2111 East Highland Avenue, Suite 200, Phoenix, Arizona 85016.

(1)

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after the date set forth in the introductory paragraph above.  However, for purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or group of persons has or have the right to acquire from the Company within 60 days from the date set forth in the introductory paragraph above is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or of All Directors and Officers as a Group.

(2)

Includes 711,981 shares owned by MEI, of which Joseph P. Martori is a director and owner of 96% of the voting capital stock; 150,248 shares held in IRA accounts of which he is beneficiary; 16,160 shares held by his wife, Mia A. Martori and 16,946 shares, all of which are vested, allocated to him as an ESOP participant.

(3)

Includes 14,000 shares issued under the Stock Bonus Plan; 7,000 of which are revocable in the event Ms. Stone is not employed by the Company on January 1, 2008 and 7,000 shares of which are revocable if she is not employed by the Company on January 15, 2009.  Also includes 7,304 shares held by her husband, Michael W. Stone and 16,946 shares, all of which are vested, allocated to her as an ESOP participant.

(4)

Includes 9,000 shares issued under the Stock Bonus Plan; 5,000 of which are revocable in the event Mr. Zielinski is not employed by the Company on January 1, 2008 and 4,000 of which are revocable in the event he is not employed on January 15, 2009.  Also includes 227 shares held by Edward S. Zielinski as custodian for his son, Stefan Edward Zielinski, 108 shares held by his wife, Nancy Zielinski and 15,695 shares, all of which are vested, allocated to him as an ESOP participant.

(5)

Includes 1,500 shares held by the Patrick J. McGroder III and Susan McGroder Revocable Trust; 6,700 shares held by the McGroder Family Limited Partnership, in which Patrick J. McGroder III and Susan McGroder have a 99% interest; 41 shares held by Patrick J. McGroder III, P.C., an Arizona professional corporation, wholly owned by Patrick J. McGroder III; 2,293 shares held by Susan McGroder IRA; 20,000 shares held by McMac, L.L.C., an Arizona limited liability company of which Patrick J. McGroder III is one-third owner; 2,650 shares held by Mr. McGroder’s children’s irrevocable trusts as follows: 1,050 shares held by the Caroline E. McGroder 1992 Trust; 1,050 shares held by the Elizabeth McGroder 1992 Trust; 50 shares held by the Patrick J. McGroder IV 1992 Trust; and 500 shares by the Patrick J. McGroder IV UTMA Arizona Trust.

(6)

Includes 9,000 shares issued under the Stock Bonus Plan; 5,000 of which are revocable in the event Mr. Martori is not employed by the Company on January 1, 2008 and 4,000 of which are revocable in the event he is not employed on January 15, 2009. Also includes 9,257 shares, all of which are vested, allocated to him as an ESOP participant.

(7)

Includes 1,000 shares owned by Nedra Capital and options to purchase 10,000 shares from the Company; 5,000 at $7.57 per share and 5,000 at $9.90 per share.

(8)

Includes options to purchase 10,000 shares from the Company; 5,000 at $4.60 per share and 5,000 at $9.90 per share.

(9)

Includes 1,000 shares held by the White Family Trust, 1,500 shares held by the White Family Limited Partnership and options to purchase 10,000 shares from the Company; 5,000 at $4.60 per share and 5,000 at $9.90 per share.

(10)

Includes options to purchase 5,000 shares from the Company at $9.90 per share.

(11)

Includes 8,000 shares issued under the Stock Bonus Plan; 4,000 of which are revocable in the event Mr. Denton is not employed by the Company on January 1, 2008 and 4,000 of which are revocable if he is not employed by the Company on January 15, 2009.  Also includes 674 shares held by the estate of Linda C. Denton and 16,946 shares, all of which are vested, allocated to him as an ESOP participant.  Mr. Denton’s employment with the Company terminated in mid April 2006.

(12)

Includes 10,000 shares issued under the Stock Bonus Plan; 5,000 of which are revocable in the event Ms. Eardley is not employed by the Company on January 1, 2008 and 5,000 of which are revocable in the event she is not employed on January 15, 2009.  Also includes 1,537 shares (615 of which are vested) allocated to her as an ESOP participant.

(13)

Includes 2,000 shares issued under the Stock Bonus Plan which are revocable in the event Mr. Dunlap is not employed by the Company on January 15, 2009.  Also includes 449 shares (90 of which are vested) allocated to him as an ESOP participant.

(14)

Number of shares as of December 31, 2005.  Dimensional Fund Advisors Inc. (“Dimensional”), is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment advisor to certain other commingled group trusts and separate accounts.  These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(15)

All shares have been allocated to participant accounts.

(16)

Includes options to purchase 40,000 shares from the Company.  Excludes shares owned by the ILX Resorts Incorporated Employee Stock Ownership Plan & Trust, except those allocated to the accounts of Named Executive Officers.

The management of the Company is not aware of any change in control of the Company that has taken place since the beginning of the last fiscal year, nor of any contractual arrangements or pledges of securities, the operation of the terms of which may at a subsequent date result in a change in control of the Company.

ELECTION OF DIRECTORS

The entire Board of Directors is elected annually, with each director to hold office until the next annual meeting of shareholders or until his or her successor is elected and qualified.  The persons named as proxy holders in the enclosed Proxy have been designated by the Board of Directors and they intend to vote “FOR” the election to the Board of Directors of each of the persons named below, except where authority is withheld by a shareholder.  The Board of Directors recommends that you cast your vote FOR election of each of the nominees to serve on the Board of Directors.

Each of the nominees has consented to be named herein and to serve if elected.  However, if any nominee at the time of election is unable or unwilling to serve as a director or is otherwise unavailable for election, the shares represented by proxies will be voted for the election of such other person as the Board of Directors may designate or, in the absence of such designation, for a nominee selected by the proxy holders named in the enclosed Proxy.

Certain information concerning the director nominees as of February 28, 2006 is set forth below.  Except as set forth herein, none of the nominees are officers or directors of any other publicly owned corporation or entity.

Name	Age	Director Since
Steven R. Chanen	52	1995
Wayne M. Greenholtz	65	2003
Joseph P. Martori	64	1986
Joseph P. Martori, II	36	1999
Patrick J. McGroder III	60	1997
James W. Myers	71	2004
Nancy J. Stone	48	1989
Steven A. White	61	2001
Edward S. Zielinski	54	1996

Director Nominees

Steven R. Chanen has served as a director of the Company since July 1995.  Mr. Chanen has served as President and Chief Operating Officer of Chanen Construction Company, Inc., Phoenix, Arizona, since 1989.  Chanen Construction, formed in 1955, is a premier builder in the Southwest with such projects as Terminals 2 and 4 at Phoenix Sky Harbor International Airport, the 535-room Sheraton Hotel at Fisherman’s Wharf in San Francisco, California and the Midwestern University Medical School campus in Glendale, Arizona.  Prior thereto, Mr. Chanen served as shareholder and director of Wentworth & Ludin law firm from 1980 to 1986.  Mr. Chanen received B.S. and J.D. degrees from Arizona State University.

Wayne M. Greenholtz has served as a director of the Company since April 2003.  Mr. Greenholtz is President of Nedra Capital, an independent specialty finance and consulting company which he founded in January 2000.  From 1995 until 2000, Mr. Greenholtz served as Senior Vice President of Litchfield Financial Corporation, overseeing the operations of their Denver, Colorado facility until the company was acquired by Textron Financial Corporation.  For twelve years prior to 1995, Mr. Greenholtz was Senior Vice President and Chief Operating Officer for Government Employees Financial Corporation, a subsidiary of GEICO Corporation that specialized in banking, finance and resort development, marketing and finance.  Overall, Mr. Greenholtz has in excess of 30 years experience in financial services, with emphasis in serving the resort/hospitality industry.  Mr. Greenholtz attended the University of Maryland.

Joseph P. Martori has served as a director of the Company since its inception and as Chairman of the Board since 1991.  Mr. Martori served as President from November 1993 through 1995 and has served as Chief Executive Officer since 1994.  Prior thereto, Mr. Martori was engaged in the private practice of law since 1967 with the New York City law firm of Sullivan & Cromwell; the Phoenix law firms of Snell & Wilmer; Martori, Meyer, Hendricks & Victor, P.A. (of which he was a founding member); and Brown & Bain, P.A. (of which he was the Chairman of the Corporate, Real Estate and Banking Department).  Mr. Martori was a founder of Firstar Metropolitan Bank & Trust in Phoenix and served on its Board of Directors from 1983 to 2001.  Mr. Martori is Chairman of the Board of MEI, an investment company that holds 20.4% of the Company’s outstanding Common Stock.  Mr. Martori is a member of the Board of Trustees of The Lawyers’ Committee for Civil Rights under Law.  Mr. Martori received a B.S. degree and an M.B.A. degree in finance from New York University and a J.D. degree from the University of Notre Dame Law School.  Mr. Martori is the father of Joseph P. Martori, II.

Joseph P. Martori, II has served as a director of the Company since July 1999, has been employed by the Company since October 1995, has been a Vice President since June 1996, a Senior Vice President since June 2000 and an Executive Vice President since June 2001.  Mr. Martori has also served as Executive Vice President of Sales of Varsity Clubs of America Incorporated since July 1997, in which role he oversees the operations of the Company’s Varsity Clubs sales offices. Mr. Martori also oversees all of the Company’s marketing operations, as well as operations of the Company’s Rancho Mañana sales office.  From September 1993 until August 1995, Mr. Martori attended the University of New Mexico in the Anderson School of Management MBA program.  Mr. Martori holds a B.S. degree in Agriculture from the University of Arizona.  Joseph P. Martori, II is the son of Joseph P. Martori.

Patrick J. McGroder III has served as a director of the Company since June 1997.  Mr. McGroder has been a trial lawyer engaged in the practice of law since 1970, currently with the law firm of Gallagher & Kennedy, P.A.  Prior thereto, Mr. McGroder served as a member of the law firm of Goldstein & McGroder, Ltd. of Phoenix, Arizona (which he co-founded) from 1990 through 2001.  Mr. McGroder received a B.A. degree from the University of Notre Dame and a J.D. degree from the University of Arizona School of Law.  Mr. McGroder served as Chairman of the Board of Sedona Worldwide Incorporated (“SWI”) from April 1998 to December 2001.  SWI was a majority owned subsidiary of the Company until December 31, 1999.

James W. Myers has served as director of the Company since June 2004 and from July 1995 through December 2002.  Mr. Myers has served as President of Myers Management and Capital Group, Inc., a management consulting firm he founded, since December 1995 and is Chief Executive Officer for CMC Creative Gifts, Inc.  From 1986 to 1995, Mr. Myers was President and Chief Executive Officer of Myers Craig Vallone Francois, Inc., an investment banking and management advisory firm he also founded.  Prior thereto, Mr. Myers held executive positions with a variety of public and private companies from 1956 to 1986.  Mr. Myers also serves as a director of Autom, BG Associates, Chambers Belt, Inc., China Mist Tea, CMC Creative Gifts, Inc., Landiscor, Inc., OmniMount and Poore Brothers, Inc.  Mr. Myers received a B.S. degree from Northwestern University and an M.B.A. degree from the University of Chicago.

Nancy J. Stone has served as a director of the Company since April 1989, and as President and Chief Operating Officer since January 1996.  Ms. Stone served as Chief Financial Officer of the Company from July 1993 to December 1997, as well as from January 1990 to April 1992, and as Executive Vice President from July 1993 to December 1995.  Ms. Stone also served as Vice President of Finance and Secretary of the Company from April 1987 to December 1989.  She is a Certified Public Accountant in the State of Arizona.  Ms. Stone received a B.A. degree in accounting and finance from Michigan State University and an M.B.A. degree from Arizona State University.

Steven A. White has served as a director of the Company since September 2001.  Mr. White has served as Chief Executive Officer of The Boston Financial Corporation, a financial consulting and real estate finance company, since 1974.

Edward S. Zielinski has served as a director and Executive Vice President of the Company since January 1996, and as President and Chief Operating Officer of Varsity Clubs of America Incorporated since July 1997.  Mr. Zielinski served as Senior Vice President of the Company from January 1994 to December 1995 and as General Manager of Los Abrigados Resort & Spa from December 1992 until January 1994, and in various other executive positions with the Company since November 1988.  Mr. Zielinski has more than twenty-five years of resort management and marketing experience in both domestic and international markets.

Board of Directors and Committees of the Board of Directors Meetings

The Board of Directors of the Company met four times during the fiscal year ended December 31, 2005.  All directors attended a minimum of 75% of the meetings of the Board of Directors, during the period they served as a director, and the Committees of the Board of Directors, if any, upon which such director served during the 2005 fiscal year, except for Patrick J. McGroder, who missed three meetings.  The Company does not have a policy regarding board members’ attendance at annual meetings; however, all directors were present at the 2005 annual meeting.

Shareholders may send communications to the Board of Directors at:  Board of Directors, ILX Resorts Incorporated, 2111 E. Highland Avenue, Suite 200, Phoenix, Arizona 85016.  Please specify individual director’s name on envelope if appropriate.  All communications from shareholders are sent directly to the directors.

The Company does not have a policy regarding consideration of director candidates recommended by shareholders, but it does consider director recommendations from all sources.  Recommendations for director candidates submitted to the Secretary of the Company will be provided to the Board of Directors.

The Board of Directors does not maintain a nominating committee; nor does any committee perform that function because all directors desire to be involved in the selection process.  However, independent directors Messrs. Chanen, Greenholtz, McGroder, Myers and White nominated all directors for election at the Meeting.

The Board of Directors maintains an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”), and an executive committee.

Audit Committee

The Audit Committee, which consists of Messrs. Greenholtz, McGroder and White, met four times during fiscal year 2005.  The Audit Committee is responsible for appointing, compensating and overseeing the work of the Company’s independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company’s financial policies and control procedures, and engaging, reviewing and monitoring the provision of non-audit services by the Company’s auditors.  The Audit Committee charter is attached as Exhibit A.

The Company’s Board of Directors has determined that Mr. Greenholtz is its Audit Committee financial expert.
Mr. Greenholtz is an independent director.

Compensation Committee

The Compensation Committee, which consists of Messrs. Chanen, McGroder, and White met once during fiscal year 2005.  The function of the Committee is to provide recommendations to the Board of Directors regarding the compensation of executive officers of the Company and regarding the compensation policies and practices of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions to which the Company or its subsidiaries is a party in which the amount involved since January 1, 2005 exceeded $60,000 and in which officers, directors, nominees and/or greater than 5%

beneficial owners of the Company’s Common Stock (or any immediate family members of the foregoing) had, or will have, a direct or indirect material interest.

In March 2002, the Company sold the Sedona Station (the Sedona Sales Office) to Edward John Martori (EJM).  EJM had been a creditor of the company and was a direct and indirect major shareholder of the Company.  The Company leases the Sedona Station from EJM under a nine-year lease agreement (at $165,000 per annum) and paid $165,000 in rent expense during the twelve months ended December 31, 2005.

In January 2000, the Company entered into an agreement to lease from EJM for $48,000 rent per year the building that houses its telemarketing operations, administrative offices and warehouse.  A new lease was entered into for the same rent per year commencing January 1, 2005 for a two-year term, with four one-year options to renew.  The Company paid rent in 2005 through December 31, 2006 and remitted $96,000 to EJM in 2005.

Joseph P. Martori, Chairman of the Board and Chief Executive Officer of the Company, is also the Chairman of the Board of MEI, which owned 20.4% of the Common Stock outstanding as of February 28, 2006.  The voting stock of MEI is controlled by Mr. Martori.

In June 2005, the Company purchased 30,000 shares of common stock at $9.70 per share, or $291,000, from MEI for the Stock Bonus Plan.

During 2003, 2004, and 2005 the Company’s wholly owned subsidiary, Genesis Investment Group, Inc. (“Genesis”), recorded the sale of Vacation Ownership Interests to Premiere Vacation Club homeowners’ association, an Arizona nonprofit corporation (“PVC”).  PVC purchased the intervals at $2,415 per interval, the same price at which it has historically acquired intervals in arms-length negotiations with unaffiliated third parties and expects to receive proceeds upon the future sale of intervals.  PVC is owned by the holders of its vacation ownership interests, including the Company.  PVC paid cash of $263,259 in 2005 related to the purchases. At December 31, 2005, deeds of trust for 573 of the Vacation Ownership Interests secure outstanding indebtedness from PVC to Genesis of $1,351,628.

In August 2002, the Company invested $1,000,000 in cash for 8,000,000 (266,667 post reverse stock split in January 2005) shares or an approximately 36.4% ownership interest in Greens Worldwide Incorporated (“GWWI”).  The Company also entered into a sublease agreement with GWWI in 2002.  GWWI planned to develop the 23-acres of the Company’s 44-acre parcel in Las Vegas, Nevada.  The facility included a sports themed restaurant and bar, pro shop, and one 18-hole natural grass putting course.  Through October 2003, the Company advanced GWWI $2,880,781 under a promissory note, accruing interest at 10%.  GWWI ceased operations on October 31, 2003.  The sublease between the Company and GWWI was terminated in conjunction with the closing.  The Company’s note receivable from GWWI was secured by a Pledge Agreement of GWWI’s assets.  The Company exercised its rights under the Pledge Agreement and assumed certain GWWI assets in partial satisfaction of the note.  In addition, the Company transferred assets under certain equipment leases entered into by GWWI and assumed payments on those leases.  The difference between the carrying value of the assets transferred and the assumption of the leases reduced the balance of the note from GWWI.  The remaining principal and interest balance as well as the investment in GWWI was determined to be impaired and the Company recorded the impairment in 2003 and classified its operations as discontinued.  In 2005, GWWI entered into an Agreement for Exchange of Common Stock with US Pro Golf Tour, Inc. (“USPGT”).  In conjunction with this Agreement, the Company forgave the note payable from GWWI in exchange for $100,000 cash, 1,000,000 restricted shares of GWWI common stock and a $250,000 note receivable from the shareholders of USPGT.  Prior to the transaction, the Company advanced cash for GWWI liabilities of $45,065.

In April 2005, the Company sold its leasehold interest in a 44-acre real estate parcel in Las Vegas, Nevada.  Steven A. White, a Director, received redemption proceeds of $382,672.

In August 2005, the Company, together with James Bruno Enterprises LLC (“Bruno”), formed ILX-Bruno LLC (“ILX-Bruno”) to purchase and develop two parcels approximating 21 acres of land in Sedona, Arizona from the Forest Service of the United States Department of Agriculture.  Prior to the formation of ILX-Bruno, Bruno had placed on deposit with the Forest Service $588,000 and the Company had placed on deposit $252,000.  Upon the formation of ILX-Bruno, these deposits became capital contributions to ILX-Bruno.  In anticipation of the closing, additional capital contributions of $462,000 and $2,098,000 were made in September 2005 by Bruno and the Company, respectively.  In October 2005, ILX-

Bruno completed the acquisition of approximately 21 acres of land in Sedona, Arizona for a purchase price of $8,416,238.  The Company loaned ILX-Bruno $5,000,000 in order to complete the purchase.

The Company contributed $146,370 to the ILX Resorts Incorporated Employee Stock Ownership Program during the year ended December 31, 2005.

The Company contributed $150,000 to the ILX Resorts Incorporated Profit Sharing Plan and Trust during the year ended December 31, 2005.

The above-described transactions are believed to be on terms no less favorable to the Company than those available in arms’ length transactions with unaffiliated third parties.  Each transaction has been approved by independent directors of the Company who are not parties to the transaction.

EXECUTIVE MANAGEMENT

The following table sets forth certain information concerning the Company’s executive officers and certain key employees.  Except as otherwise noted, none of the executive officers are directors or officers of any other publicly owned corporation or entity.

Name	Age	Position

Joseph P. Martori	64	Chairman of the Board and Chief Executive Officer
Nancy J. Stone	48	President, Chief Operating Officer and Director
Edward S. Zielinski	54	Executive Vice President, President and Chief Operating Officer of Varsity Clubs of America Incorporated and Director
Joseph P. Martori, II	36	Executive Vice President, Executive Vice President of Sales of Varsity Clubs of America Incorporated and Director
Margaret M. Eardley	37	Executive Vice President, Chief Financial Officer, and Secretary
Thomas F. Dunlap	57	Executive Vice President

Executive Officers

Joseph P. Martori has served as a director of the Company since its inception and as Chairman of the Board since 1991.  Mr. Martori served as President from November 1993 through 1995 and has served as Chief Executive Officer since 1994.  Prior thereto, Mr. Martori was engaged in the private practice of law since 1967 with the New York City law firm of Sullivan & Cromwell; the Phoenix law firms of Snell & Wilmer; Martori, Meyer, Hendricks & Victor, P.A. (of which he was a founding member); and Brown & Bain, P.A. (of which he was the Chairman of the Corporate, Real Estate and Banking Department).  Mr. Martori was a founder of Firstar Metropolitan Bank & Trust in Phoenix and served on its Board of Directors from 1983 to 2001.  Mr. Martori is Chairman of the Board of MEI, an investment company that holds 20.4% of the Company’s outstanding Common Stock.  Mr. Martori is a member of the Board of Trustees of The Lawyers’ Committee for Civil Rights under Law.  Mr. Martori received a B.S. degree and an M.B.A. degree in finance from New York University and a J.D. degree from the University of Notre Dame Law School.  Mr. Martori is the father of board member and executive officer Joseph P. Martori, II.

Nancy J. Stone has served as a director of the Company since April 1989 and as President and Chief Operating Officer since January 1996.  Ms. Stone served as Chief Financial Officer of the Company from July 1993 to December 1997, as well as from January 1990 to April 1992, and as Executive Vice President from July 1993 to December 1995.  Ms. Stone also served as Vice President of Finance and Secretary of the Company from April 1987 to December 1989.  She is a Certified Public Accountant in the State of Arizona.  Ms. Stone received a B.A. degree in accounting and finance from Michigan State University and an M.B.A. degree from Arizona State University.

Edward S. Zielinski has served as a director and Executive Vice President of the Company since January 1996, and as President and Chief Operating Officer of Varsity Clubs of America Incorporated since July 1997.  Mr. Zielinski served as Senior Vice President of the Company from January 1994 to December 1995 and as General Manager of Los Abrigados Resort & Spa from December 1992 until January 1994, and in various other executive positions with the Company since November 1988.  Mr. Zielinski has more than twenty-five years of resort management and marketing experience in both domestic and international markets.

Joseph P. Martori, II has served as a director of the Company since July 1999, has been employed by the Company since October 1995, has been a Vice President since June 1996, a Senior Vice President since June 2000 and an Executive Vice President since June 2001.  Mr. Martori has also served as Executive Vice President of Sales of Varsity Clubs of America Incorporated since July 1997, in which role he oversees the operations of the Company’s Varsity Clubs sales offices. Mr. Martori also oversees all of the Company’s marketing operations, as well as operations of the Company’s Rancho Mañana sales office.  From September 1993 until August 1995, Mr. Martori attended the University of New Mexico in the Anderson School of Management MBA program.  Mr. Martori holds a B.S. degree in Agriculture from the University of Arizona.  Joseph P. Martori, II is the son of Joseph P. Martori.

Margaret M. Eardley has served as Executive Vice President and Chief Financial Officer of the Company since October 2001 and from March 2000 to July 2000 and Secretary since December 2004.  Ms. Eardley was Vice President, Chief Financial Officer and Chief Operating Officer of Republic Western Insurance Company from August 2000 to 2001.  Ms. Eardley received a B.S. degree in Finance from Arizona State University and an M.B.A. from the University of Phoenix.

Thomas F. Dunlap has served as Executive Vice President since September 2002.  Mr. Dunlap oversees the Company’s operations in Mexico.  Prior thereto, Mr. Dunlap served as Vacation Ownership Director for London Bridge Resort from June 1990 to July 2001.  Mr. Dunlap has over twenty-five years of sales and marketing experience in resort development.

The Company has adopted a code of ethics that applies to the registrant’s Chief Executive Officer, President, Chief Financial Officer, and Chief Accounting Officer.  The code can be viewed on the Corporate Governance section of the Company’s website (www.ilxresorts.com).

Compensation of Executive Officers

The following table shows, for each of the fiscal years ended December 31, 2005, 2004 and 2003, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the Company’s Chief Executive Officer and the four other most highly compensated executive officers (collectively, the “Named Executive Officers”) receiving compensation in excess of $100,000 in all capacities in which they served during the last completed fiscal year.

SUMMARY COMPENSATION

	Annual Compensation (1)				Long-Term Compensation Awards
Name and Title	Year Compensation	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/SARs	All Other
Joseph P. Martori	2005	300,000	250,000	—	—	—	—
Chairman and Chief	2004	300,000	—	—	—	—	—
Executive Officer	2003	300,000	—	—	—	—	—

Nancy J. Stone	2005	270,000 (2)	121,464 (3)	—	53,900 (4)	—	—
President	2004	250,000 (5)	—	—	—	—	—
	2003	250,000	—	—	—	—	—

Edward S. Zielinski	2005	190,000 (6)	113,214 (7)	—	38,500 (8)	—
Executive Vice	2004	180,000 (9)	—	—	—	—	—
President	2003	180,000	—	—	—	—	—

Donald D. Denton	2005	36,000	259,325 (10)	—	30,800 (11)	—	—
Executive Vice	2004	36,000	246,589 (12)	—	—	—	—
President of Sales	2003	36,000	238,587 (10)	—	—	—	—

Joseph P. Martori, II	2005	125,000 (13)	115,876 (14)	—	38,500 (15)	—	—
Executive Vice	2004	112,115 (16)	12,809 (10)	—	—	—	—
President	2003	110,000	16,958 (10)	—	—	—	—

(1)

Excludes Profit Sharing Plan and Employee Stock Ownership Plan contributions on behalf of the respective Named Executive Officer.  During 1994, the Company adopted a Profit Sharing Plan and has since declared annual contributions.  The Company has an Employee Stock Ownership Plan, to which it made contributions in 2003 and 2005.  None of the Named Executive Officers was allocated more than $4,000 for 2003, $2,000 for 2004 and is not expected to be allocated more than $10,000 for 2005 under the two plans.

(2)

Excludes 2,000 shares of Common Stock at $7.70 per share for 1,500 shares and $7.02 for 500 shares issued in 2005 but 1,500 of which were revocable in the event Ms. Stone was not employed by the Company on January 15, 2006.

(3)

Includes 1,500 shares of Common Stock at $9.70 per share for 500 shares, $11.14 per share for 500 shares and $9.80 per share for 500 shares issued in 2004 but which did not vest until 2005.

(4)

Includes 7,000 Common Shares at $7.70 per share issued under the Stock Bonus Plan in 2005 but which are revocable in the event Ms. Stone is not employed by the Company on January 1, 2008.

(5)

Excludes 1,500 shares of Common Stock at $9.70 per share for 500 shares, $11.14 per share for 500 shares and $9.80 per share for 500 shares issued in 2004 but which were revocable in the event Ms. Stone was not employed by the Company on January 15, 2005.

(6)

Excludes 1,500 shares of Common Stock at $7.70 per share for 1,125 shares and $7.02 per share for 375 shares issued in 2005 but 1,125 of which were revocable in the event Mr. Zielinski was not employed by the Company on January 15, 2006.

(7)

Includes 1,125 shares of Common Stock at $9.70 per share for 375 shares, $11.14 per share for 375 shares and $9.80 per share for 375 shares issued in 2004 but which did not vest until 2005.

(8)

Includes 5,000 Common Shares at $7.70 per share issued under the Stock Bonus Plan in 2005 but which are revocable in the event Mr. Zielinski is not employed by the Company on January 1, 2008.

 (9)

Excludes 1,125 shares of Common Stock at $9.70 per share for 375 shares, $11.14 per share for 375 shares and $9.80 per share for 375 shares issued in 2004 but which were revocable in the event Mr. Zielinski was not employed by the Company on January 15, 2005.

(10)

Includes commissions on sales of vacation ownership interests.

(11)

Includes 4,000 Common Shares at $7.70 per share issued under the Stock Bonus Plan in 2005 but which were revocable in the event Mr. Denton was not employed by the Company on January 1, 2008.  Mr. Denton’s employment was terminated in mid April 2006 and therefore the 4,000 shares have been revoked.

(12)

Includes commissions on sales of vacation ownership interests and 2,000 shares of Common Stock valued at $7,690, issued in 2002 which were revocable in the event Mr. Denton was not employed by the Company on January 1, 2004.

(13)

Excludes 1,500 shares of Common Stock at $7.70 per share for 1,125 shares and $7.02 for 375 shares issued in 2005 but 1,125 of which were revocable in the event Mr. Martori was not employed by the Company on January 15, 2006.

(14)

Includes 1,125 shares of Common Stock at $9.70 per share for 375 shares, $11.14 per share for 375 shares and $9.80 per share for 375 shares issued in 2004 but which did not vest until 2005.

(15)

Includes 5,000 Common Shares at $7.70 per share issued under the Stock Bonus Plan in 2005 but which are revocable in the event Mr. Martori is not employed by the Company on January 1, 2008.

(16)

Excludes 1,500 shares of Common Stock at $9.70 per share for 375 shares, $11.14 per share for 375 shares and $9.80 per share for 375 shares issued in 2004 but which were revocable in the event Mr. Martori was not employed by the Company on January 15, 2005.

Option Grants in the Last Fiscal Year

No stock options or stock appreciation rights were granted to Named Executive Officers in 2005.

OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END

OPTION VALUES

There were no option exercises by the Named Executive Officers during 2005 and no unexercised options held by Named Executive Officers at December 31, 2005.

Director Compensation

The Company’s policy is to pay a fee for each Board of Directors’ meeting attended by directors who are not employees of the Company, and reimburse all directors for actual expenses incurred in connection with attending meetings of the Board of Directors.  The fee for each Board of Directors’ meeting attended by a non-employee director is $1,000.  All non-employee directors also receive a grant of options to purchase 5,000 shares of Common Stock following their election to the Board of Directors.  The options are fully exercisable on the first anniversary of the date of grant.  In addition, all non-employee directors received a grant of options to purchase an additional 5,000 shares of Common Stock in December 2004.  The options are fully exercisable on the first anniversary date of grant.  Directors are also entitled to complimentary accommodations at ILX resorts.

Stock Option Plan

The Company’s stock option plan is administered by the Compensation Committee of the Board of Directors, which selects the persons to whom stock options are granted and determines the terms and conditions of each grant, including the number of shares of Common Stock covered by the option, its exercise price or purchase price, and its expiration date.

1995 Stock Option Plan.  The Company’s 1995 Stock Option Plan was adopted by the Board of Directors in July 1995 (the “1995 Stock Option Plan”).  The 1995 Stock Option Plan authorizes the Board of Directors of the Company to grant options to purchase the Company’s authorized but unissued or reacquired Common Stock to the key employees of the Company or its subsidiaries.  The aggregate number of shares of Common Stock that may be issued under the Stock Option Plan is 100,000 shares, of which 60,000 were available for future grants as of December 31, 2005.  Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price as determined by the Board of Directors, during a period specified in the applicable option agreement.

Under the 1995 Stock Option Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”), or options not intended to qualify as Incentive Stock Options (“Nonstatutory Options”).  The options are granted for investment purposes only and are not transferable except by the laws of descent and devise.

Incentive Stock Options may only be granted to employees of the Company.  They are exercisable one year after the grant of the options and expire on the earlier of (i) five years after the date of grant as to any optionee who immediately before the granting of the options owned more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries or (ii) ten years after the date of grant of the option as to any optionee whose stock ownership represented less than ten percent of the Company or any of its subsidiaries’ combined voting power immediately before the date of grant.  Nonstatutory Stock Options are exercisable at any time after they are granted and their durations are determined by the Board of Directors.  All options granted pursuant to the 1995 Stock Option Plan are subject to earlier termination in the event of the termination of the optionee’s employment with the Company.

Stock Bonus Plan

The Company’s Stock Bonus Plan is administered by the Compensation Committee which selects the persons to whom stock is granted and determines the terms and conditions of each grant.

The purpose of the Stock Bonus Plan is to advance the interests of the Company and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock, to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

The Stock Bonus Plan provides for establishment of a Bonus Share Reserve to which shall be credited 600,000 shares of the Company’s common stock, 250,000 of which shall be authorized and unissued shares of the Company's common stock or treasury stock, and 350,000 of which shall be purchased by the Company on the open market or from affiliates of the Company, including from Martori Enterprises Incorporated, an entity controlled by Joseph P. Martori, Chairman of the Board and Chief Executive Officer of the Company.  All purchases by the Company on the open market or from affiliates are approved by a majority of the Company's independent directors. The price of shares acquired from affiliates is determined by a majority of the Company's independent directors, but may not exceed the fair market value of such shares at the time of purchase, and, if such shares are then listed on the American Stock Exchange or other recognized exchange or Nasdaq, the fair market value of such shares is the average of the mean between the opening and closing price as reported by such exchange or Nasdaq for each trading day over the 30 day period ending on the date of such purchase (“Agreement Date”).  Pursuant to Section 16 under the Exchange Act of 1934, the affiliate may not acquire shares of the Company's common stock, except pursuant to a transaction exempt from Section 16(b), within the six-month period preceding or following the Agreement Date.  Any Bonus Shares forfeited by Recipients are credited back to the Bonus Share Reserve.

In 2005, the Company purchased 30,000 shares from MEI and issued 19,315 newly issued shares.  At December 31, 2005, 550,685 shares remain unissued under the Stock Bonus Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation during the year ended December 31, 2005:

It is the Company’s policy to compensate its executives in a manner that aligns their interests with the long-term interests of the Company and its shareholders.  Through its compensation policies the Company also seeks to attract and retain senior executives and reward executives for their collective and individual contribution to the leadership and short-term and long-term growth and profitability of the Company.  The Company compensates its executives through a mixture of base salary, discretionary bonuses, and discretionary stock and stock option grants.  The principal component of executive compensation to date has been base salary and, in the case of the executive responsible for the Company’s vacation ownership interest sales, commission.

Base Salary.  Each executive of the Company receives a base salary which is intended to be competitive with similarly situated executives in companies of a similar size and nature.  In setting base salaries for 2005, the Compensation Committee considered the executive’s position relative to other executives, overall responsibility, the achievement of past performance objectives, and compensation information gathered informally from publicly available information with respect to similar companies.

Discretionary Options.  From time to time, the Company has granted stock options to executives to recognize significant performance and to encourage them to take an equity stake in the Company.  In making past option awards, the Compensation Committee has reviewed the overall performance of the executives and the Company has awarded options on a discretionary basis, based upon a largely subjective determination.  No stock options were granted to executive officers during 2005.

Bonuses.  From time to time, the Company has granted bonuses, either in cash, stock, or a combination of both, to executive officers who, in the discretion of the Company’s Compensation Committee, have performed in a manner meriting recognition above and beyond their base salary.

In 2005, in conjunction with the sale of the Company’s Las Vegas leasehold interest, the following cash bonuses were granted:

Joseph P. Martori	$250,000
Nancy J. Stone	100,000
Joseph P. Martori, II	100,000
Edward S. Zielinski	100,000
Margaret M. Eardley	50,000
Donald D. Denton	25,000
Thomas F. Dunlap	10,000

Stock Bonus Plan.  The Company adopted the Stock Bonus Program in 2005 to advance the interests of the Company and its shareholders by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business to acquire and retain a proprietary interest in the Company by ownership of its stock to keep personnel of experience and ability in the employ of the Company and to compensate them for contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

In 2005, the following shares were granted under the stock bonus program:

	Vested in 2005	Full Vesting January 15, 2006	Full Vesting January 1, 2008
Nancy J. Stone	500	1,500	7,000
Joseph P. Martori, II	375	1,125	5,000
Edward S. Zielinski	375	1,125	5,000
Margaret M. Eardley	375	1,125	5,000
Donald D. Denton	0	0	4,000
Thomas F. Dunlap	250	750	0

Mr. Denton’s employment with the Company was terminated in mid April 2006 and therefore the 4,000 shares listed above have been revoked.

Profit Sharing Plan.  In 1994, the Company adopted a Profit Sharing Plan for the benefit of all employees, including executive officers.  A contribution of $150,000 was declared and funded for the 2005 fiscal year.  The allocation is not expected to exceed $5,000 for any executive officer.  Allocations are determined based on participant earnings and the formulas defined in the plan, which are intended to comply with Internal Revenue Service regulations.

Employee Stock Ownership Plan.  In 1999, the Company adopted an Employee Stock Ownership Plan for the benefit of all employees, including executive officers.  A contribution of $146,370 was declared and funded for the 2005 fiscal year.  The contribution was used to purchase 15,400 common shares.

Stock Option Plans.  The Company has adopted the 1995 Stock Option Plan pursuant to which options (which terms as used herein includes both incentive stock options and non-statutory stock options) may be granted to key employees, including executive officers, directors and consultants, who are determined by the Stock Option Committee to have contributed in the past, or who may be expected to contribute materially in the future, to the success of the Company.  The exercise price of the options granted pursuant to the Plan shall be not less than the fair market value of the Common Stock on the date of grant and employee and director holders must serve as employees or directors of the Company for at least one year before exercising the option.  Options are exercisable over a five-year period from date of grant if the optionee is a ten- percent or more shareholder immediately prior to the granting of the option and over a ten-year period if the optionee is not a ten- percent shareholder.  No options were granted to executive officers during fiscal year 2005.

Compliance with Section 162(m) of Internal Revenue Code.  Section 162(m) of the Internal Revenue Code of 1986, as amended (“Tax Code”), limits the corporate deduction for aggregate compensation paid to the Named Executive Officers identified herein to $1,000,000 per year, unless certain requirements are met.  The Compensation Committee has reviewed the impact of the Tax Code provision on the current compensation package for its Named Executive Officers.  None of the Named Executive Officers will exceed the applicable limit.  The Compensation Committee will continue to review the impact of this Tax Code Section and make appropriate recommendations to shareholders in the future.

Phoenix, Arizona

April 17, 2006

THE ILX RESORTS INCORPORATED COMPENSATION COMMITTEE

Steven R. Chanen

Patrick J. McGroder III

Steven A. White

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company’s independent directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the current rule of the American Stock Exchange (“AMEX”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by AMEX Section 121(A).  The Audit Committee operates under a written Charter which is contained in Exhibit A.

The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors.  Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls.   The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has also reviewed the audited financial statements with the independent auditors and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 as may be modified or supplemented.  In addition the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 as may be modified or supplemented.

Based on the reviews and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Phoenix, Arizona

April 17, 2006

THE ILX RESORTS INCORPORATED COMPENSATION COMMITTEE

Wayne M. Greenholtz

Patrick J. McGroder III

Steven A. White

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY, NASDAQ MARKET INDEX AND SIC CODE INDEX

The data below compares the cumulative total return, assuming reinvestment of dividends, of the Company’s Common Stock with the Nasdaq National Market Index and the SIC Code 701 Index (hotels and motels) from January 1, 2001 to December 31, 2005.  The Company has selected SIC Code 701 based on its belief that it is the most applicable comparison available, based upon the absence of 5-year historical data regarding publicly owned timeshare companies that derive substantial revenues from hotel/motel operations.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG ILX RESORTS INCORPORATED,

NASDAQ MARKET INDEX AND SIC CODE INDEX

	2000	2001	2002	2003	2004	2005
ILX RESORTS INCORPORATED	100.00	354.67	421.33	391.67	589.25	628.93
SIC CODE INDEX	100.00	100.43	90.45	125.30	184.04	193.11
NASDAQ MARKET INDEX	100.00	79.71	55.60	83.60	90.63	92.62

ASSUMES $100 INVESTED ON JAN. 1,

2001 ASSUMES DIVIDEND REINVESTED

 FISCAL YEAR ENDING DEC. 31, 2005

INDEPENDENT PUBLIC ACCOUNTANTS

At the determination of the Audit Committee, the accounting firm of Hansen, Barnett & Maxwell, a professional corporation, was engaged as the Company’s principal accountants for the year ended December 31, 2005.  Representatives of Hansen, Barnett & Maxwell are expected to be available at the Annual Meeting.  Such representatives will have an opportunity to make a statement if they desire to do so, and respond to appropriate questions.  Hansen, Barnett & Maxwell also served as the Company’s principal accountants for the fiscal years ended December 31, 1998 through 2004.  The Board of Directors has not yet selected independent accountants for the fiscal year ending December 31, 2006 as its practice is to make the selection during the fourth quarter.

Audit Fees

Fees for the fiscal year 2005 audit and the review of Forms 10-Q for 2005 were $67,700.  Fees for the fiscal year 2004 audit and review of Forms 10-Q were $63,200.

Audit-Related Fees

Fees for the fiscal year 2005 and 2004 audits of the Company’s ESOP and Profit Sharing Plans were approximately $10,500 and $10,000 respectively.  In addition, fees for services provided for the Company’s Form S-8 Registration were $1,377.

Tax Fees

Fees for the fiscal year 2005 and 2004 tax compliance services were approximately $18,000 and $17,000 respectively.

All Other Fees

Fees for fiscal year 2005 edgarization services were $822.  In addition, $2,624 was charged for services provided in conjunction with an analysis of a sale of a leasehold interest and a comment letter from the Securities and Exchange Commission.

The Audit Committee approved 86% of the above fees. The only fees they did not approve were fees under “All Other Fees” and fees related to the Audit of the Company’s ESOP and Profit Sharing Plans.

FINANCIAL INFORMATION

The Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” are set forth in the Company’s Annual Report, which is hereby incorporated by reference.  An Annual Report will be mailed to all shareholders of Common Stock of record at the close of business on April 19, 2006, concurrently with the mailing of this Proxy Statement.  Upon the written request of any shareholder, the Company will provide to such shareholder, without charge, a copy of the Company’s Annual Report for the year ended December 31, 2005, without exhibits, as filed with the Securities and Exchange Commission.  Such requests should be directed in writing to the Company at 2111 East Highland Avenue, Suite 200, Phoenix, Arizona 85016, Attention: Secretary, Telephone: 602.957.2777.

STOCKHOLDER PROPOSALS

In order for proposals to be considered for inclusion in the Proxy Statement and Proxy for the 2007 Annual Meeting of Shareholders, such proposals must be received by the Secretary of the Company no later than January 22, 2007, and must comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

OTHER MATTERS

The Company knows of no other matters to be submitted to shareholders for their consideration at the Meeting.  If any other matters properly come before the Meeting, it is the intention of the persons named on the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission.  Based solely upon the written representations of the Company’s directors, executive officers and ten percent holders and review of Forms 3, 4, and 5 and amendments thereto furnished to the Company, the Company is aware of the following late filing for the year ended December 31, 2005:

Individual

Number of Late Reports

Total Transactions Covered

Steven A. White

1

1

Phoenix, Arizona

April 17, 2006

     The Board of Directors

EXHIBIT A

ILX RESORTS INCORPORATED

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Charter

I.

Purpose

The primary functions of the Audit Committee are to: (a) assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by ILX Resorts Incorporated (“the Corporation”) to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement; (c) retain and terminate the Corporation’s independent accountant; and (d) approve audit and non-audit services to be performed by the independent accountant.  Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Corporation’s policies, procedures and practices at all levels.  The Audit Committee’s primary duties and responsibilities are to:

•

Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•

Review and appraise the audit efforts of the Corporation’s independent accountants.

•

Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

•

Provide a facility to which all concerned outside parties as well as Corporation’s employees can raise concerns related to the Corporation’s accounting, internal control or audits.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.

Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as such term is defined in the effective rules and regulations of the SEC and the American Stock Exchange (“AMEX”), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.  A director will not be considered “independent” if, among other things, he or she has:

•

been employed by the Corporation or its subsidiaries or affiliates in the current or past three years;

•

accepted any compensation from the Corporation or its subsidiaries or affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits or non-discretionary compensation);

•

an immediate family member who is, or has been in the past three years, employed by the Corporation or its subsidiaries or affiliates as an executive officer;

•

been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in

1

the Corporation’s securities) that exceed five percent of the Corporation’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

•

been employed as an executive of another entity where any of the Corporation’s executives serve on that entity’s compensation committee

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

The members of the Audit Committee shall be elected by the Board annually at the Board Meeting following the Annual Meeting of Shareholders.  Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Committee membership.

III.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.  In addition, as part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

The Audit Committee shall maintain minutes or other records of its meetings and activities.  In addition, the Audit Committee shall report through its Chair to the Board of Directors following each meeting of the Audit Committee.

IV.

Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.

Review and update this Charter periodically but no less frequently than annually, as conditions dictate.

2.

Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

3.

Review with financial management and the independent accountants the Corporation’s 10-Qs and 10-K prior to the filing of each.  The Chair of the Audit Committee may represent the entire Committee for purposes of 10-Q reviews.

4.

Review and discuss with management and the independent accountant earnings press releases.  The Committee should discuss in advance each earnings release and generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.  The failure to do so is not a violation of the Committee’s Charter if circumstances do not permit the Committee to meet in advance of an earnings release.

5.

Review with management and the independent accountant any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

6.

Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

2

7.

Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

8.

Review any restatements of financial statements that have occurred or were recommended.  Review the restatements made by other clients of the independent accountant.

Independent Accountants

9.

Interview and retain the independent accountants, considering both independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.  On an annual basis, the Audit Committee shall (a) review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence; (b) review the performance of the independent accountants; and (c) appoint or terminate the independent accountants.

10.

Confer with the independent accountants concerning the scope of their examinations of the books and records of the Corporation and its subsidiaries; review and execute the independent accountants’ annual engagement letter; direct the special attention of the accountants to specific matters or areas deemed by the Audit Committee or the accountants to be of special significance; and authorize the accountants to perform such supplemental review or audits as the Audit Committee may deem desirable.

11.

Review with management and the independent accountants significant risks and exposures, audit activities and significant audit findings.

12.

Review and approve the range and cost of audit as well as non-audit services performed by the independent accountants.

13.

Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

Financial Reporting Process

14.

In consultation with the independent accountants, review the integrity of the Corporation’s financial reporting processes, both internal and external.

15.

Review and approve all related-party transactions.

16.

Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

17.

Annually review major issues regarding the Corporation’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of the Corporation’s systems of internal control and special audit steps adopted in light of material internal control deficiencies.

18.

Obtain from the independent accountants their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Corporation and its subsidiaries and review the correction of any controls deemed to be deficient.

19.

Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.

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20.

Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

21.

Review with management and the independent accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation’s financial statements.

Process Improvement

22.

Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

23.

Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

24.

Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

25.

Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.  (This review shall be conducted at an appropriate time subsequent to implementation of changes or improvements, as declared by the Audit Committee.)

26.

Review the procedures established by the Corporation that monitor the compliance by the Corporation with its loan and indenture covenants and restrictions.

Ethical and Legal Compliance

27.

Establish, review and update periodically the Corporation’s code of Business Conduct and ensure that management has established a system to enforce this code.

28.

Review management’s monitoring of the Corporation’s compliance with its code of Business Conduct, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

29.

Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

30.

Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

31.

Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

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Other

32.

Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.  The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

33.

Consider such other matters in relation to the financial affairs of the Corporation and its accounts, and in relation to the external audit of the Corporation as the Audit Committee may, in its discretion, determine to be advisable.

Adopted by the Audit Committee in 2003 and reaffirmed by the Board of Directors on February 22, 2006.

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